UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	August 19, 2021

BADGER METER INC
(Exact name of registrant as specified in its charter)

Wisconsin	001-06706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

(414) 355-0400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2021, the Company announced that Henry F. Brooks, 61, President – Power & Controls, Collins Aerospace of Raytheon Technologies Corporation, has been appointed a director of the Company effective as of August 19, 2021.  He was also named to the Audit and Compliance Committee of the Board. Mr. Brooks will serve until the Company’s next Annual Meeting of Shareholders.

Mr. Brooks will receive compensation consistent with the Company’s other non-employee directors as described under “Director Compensation Table and Components of Director Compensation” in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on March 19, 2021.

With the addition of Mr. Brooks to the Audit and Compliance Committee, the board removed Todd A. Adams as a member of the Audit and Compliance Committee effective August 19, 2021.  Mr. Adams remains Chair of the Compensation Committee.

A copy of the press release related to the appointment of Mr. Brooks is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibit filed herewith is as listed in the accompanying Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
(99.1)	Badger Meter, Inc. Press Release dated August 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: August 23, 2021	By:	/s/ William R.A. Bergum
William R.A. Bergum
Vice President – General Counsel and Secretary